CHARLES C.S. PARK
                                ATTORNEY AT LAW

                              1665 CHARLESTON ROAD
                        MOUNTAIN VIEW, CALIFORNIA 94043

                                  (650)967-9683
                             FACSIMILE (650)964-9591

April 30, 1999

American Century International Bond Funds
American Century Tower
4500 Main Street
Kansas City, Missouri 64111

Ladies and Gentlemen:

         As counsel to American Century International Bond Funds, I am generally familiar with its affairs. Based upon this familiarity, and upon the examination of such documents as I deemed relevant, it is my opinion that the shares of the Corporation described in Post-Effective Amendment No. 14 to its Registration Statement on Form N-1A, to be filed with the Securities and Exchange Commission on April 30, 1999, will, when issued, be validly issued, fully paid and nonassessable.

         For the record, it should be stated that I am an employee of American Century Services Corporation, an affiliated corporation of American Century Investment Management, Inc., the investment advisor of the Corporation.

         I hereby consent to the use of this opinion as an exhibit to Post-Effective Amendment No. 14, referenced above.

                                 Very truly yours,

                                 /s/Charles C.S. Park
                                 Charles C.S. Park